EXHIBIT 10.1


                            FORM OF
                   CHANGE IN CONTROL AGREEMENT


     THIS  CHANGE IN CONTROL AGREEMENT (this "Agreement") is made
as   of   [..........]  by  and  between  Frozen  Food  Express
Industries,  Inc.,  a Texas corporation (the  "Company")   and
[.............] (the "Executive").


                            RECITALS

     A. The Board of Directors of Company (the "Board") has determined that the interests of the Company will be advanced by providing the key executives of the Company with certain benefits in the event of the termination of employment of any such executive in connection with or following a Change in Control (as hereinafter defined).

     B. The Board believes that such benefits will enable the Company to continue to attract and retain competent and qualified executives, will assure continuity and cooperation of management and will encourage such executives to diligently perform their duties without personal financial concerns, thereby enhancing shareholder value and ensuring a smooth transition.

     C.   The Executive is a key executive of the Company.

                           AGREEMENTS

     NOW,   THEREFORE,  for  good  and  valuable   consideration,
including the mutual covenants set forth herein, the parties hereto agree as follows:

     1.    Definitions.   The  following  terms  shall  have  the
following meanings for purposes of this Agreement.

     "Affiliate" means any entity controlled by, controlling or under common control with, the Company.

     "Annual Pay" means the sum of (a) an amount equal to the sum of the current annual base salary, the current annual car allowance and Christmas bonus payable to the Executive by the Company or any Related Corporation at the time of the termination of his employment, provided such base salary shall not be less than the base salary of the Executive at the time of Change in Control, plus (b) an amount equal to the Bonus for the Executive for the fiscal year in which his termination of employment occurs.

     "Bonus" means the sum of (a) an amount equal to [[ninety] [twenty] percent of the Executive's base pay for the year of termination of his employment] [$120,000] plus (b) an amount equal to the Incentive Bonus Plan's total incentive bonus payable to the Executive under the plan for the year of termination of his employment.

     "Cause" means the Executive's (a) willful and intentional material breach of this Agreement, (b) willful and intentional misconduct or gross negligence in the performance of or willful neglect of, the Executive's duties, which has caused material injury (monetary or otherwise) to the Company or any Related Corporation, or (c) conviction of, or plea of nolo contendere to, a felony; provided, however, that no act or omission shall constitute "Cause" for purposes of this Agreement unless the Board or the Chief Executive Officer of the Company provides to the Executive (i) written notice clearly and fully describing the particular acts or omissions which the Board or the Chief Executive Officer of the Company reasonably believes in good faith constitutes "Cause" and (ii) an opportunity, within thirty
(30) days following his receipt of such notice, to meet in person with the Board or the Chief Executive Officer of the Company to explain or defend the alleged acts or omissions relied upon by the Board or the Chief Executive Officer of the Company and, to the extent practicable to cure such acts or omissions. Further, no act or omission shall be considered as "willful" or "intentional" if the Executive reasonably believed such acts or omissions were in the best interests of the Company.

     "Change in Control" means (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) that does not currently own a five percent (5%) or greater equity interest in the Company or any Related Corporation who becomes the "beneficial owner" (as determined pursuant to Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company or any Related Corporation representing fifteen percent (15%) or more of the combined voting power of the Company's or Related Corporation's, as the case may be, then outstanding voting securities; or (b) a change in the composition of the Board occurring within a two (2) year period, as a result of which fewer than a majority of the directors are Incumbent Directors; or (c) the Company or any Related Corporation shall merge with or consolidate into any other corporation, other than a merger or consolidation which would result in the holders of the voting securities of the Company or any Related Corporation, as the case may be, outstanding immediately prior thereto holding immediately thereafter securities representing more than sixty percent (60%) of the combined voting power of the voting securities of the Company or any Related Corporation, as the case may be, or such surviving entity (or its ultimate parent, if applicable) outstanding immediately after such merger or consolidation; or
(d) the equity holders of the Company or any Related Corporation approve a plan of complete liquidation of the Company or any
Related Corporation or the consummation of an agreement for the sale or disposition by the Company or any Related Corporation of all or substantially all of the Company's or Related
Corporation's assets and such plan or agreement becomes effective, other than liquidation or sale which would result in the Company directly or indirectly owning such interest or assets.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Confidential Information" means all information, whether oral or written, previously or hereafter developed, acquired or used by the Company or any Affiliate and relating to the business of the Company or any Affiliate that is not generally known to others in the Company's area of business, including without limitation trade secrets, methods or practices developed by the Company or any Affiliate, financial results or plans, customer or client lists, personnel information, information relating to negotiations with clients or prospective clients, proprietary software, databases, programming or data transmission methods, or copyrighted materials (including without limitation, brochures, layouts, letters, art work, copy, photographs or illustrations). It is expressly understood that the foregoing list shall be illustrative only and is not intended to be an exclusive or exhaustive list of "Confidential Information."

     "First Window Period" shall mean the ten (10) day period immediately following the Change in Control.

     "Good  Reason" means any of the following events  occurring,
without   the  Executive's  prior  written  consent  specifically
referring  to  this  Agreement,  within  the  Transition   Period
following a Change in Control:

          (a) (i) any reduction in the amount of the Executive's Annual Pay, (ii) any reduction in the amount of Executive's other long-term aggregate incentive compensation opportunities, or (iii) any significant reduction in the aggregate value of the Executive's benefits as in effect from time to time (unless in the case of either (ii) or
     (iii), such reduction is pursuant to a general change in compensation or benefits applicable to all similarly situated employees of the Company and its Affiliates);

           (b) (i) the removal of the Executive from the position held by him immediately prior to the Change in Control, or
     (ii) any other significant reduction in the nature or status of the Executive's duties or responsibilities from those in effect immediately prior to the Change in Control;

          (c) the failure by the Company or Related Corporation to pay Executive any portion of Executive's current compensation, or to pay Executive any portion of an installment of deferred compensation under any compensation program of the Company or Related Corporation within seven
     (7) days of the date such compensation is due;

          (d) the failure by the Company or Related Corporation to provide Executive with the number of paid vacation days to which Executive is entitled on the basis of years of service with the Company or Related Corporation in accordance with the Company's or Related Corporation's normal vacation policy in effect at the time of the Change in Control;

          (e) transfer of the Executive's principal place of employment to a metropolitan area other than that of the Executive's place of employment immediately prior to the Change in Control without the Executive's consent; or

          (f) failure by the Company or Related Corporation to obtain the assumption agreement referred to in Section 11 of this Agreement prior to the effectiveness of any succession referred to therein, unless the purchaser, successor or assignee referred to therein is bound to perform this Agreement by operation of law.

     "Incumbent Directors" means directors who either (a) are directors of the Company as of the date hereof or (b) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors of the Company).

     "Related Corporation" shall mean FFE, Inc., a Delaware corporation and wholly owned subsidiary of the Company, and FFE
Transportation Services, Inc., a Delaware corporation and wholly owned subsidiary of FFE, Inc.

     "Second Window Period" shall mean the thirty (30) day period immediately following the Transition Period.

     "Termination Pay" means a payment made by the Company to the Executive pursuant to Sections 2(a)(ii) and (iii).

     "Transition Period" shall mean the six (6) month period immediately following a Change in Control.

     "Without Cause" means a termination of the Executive's employment by the Company or Related Corporation other than due to disability or for Cause.

     2.   Termination Payment and Benefits.

          (a) Termination Following Change in Control. In the event that the Executive's employment with the Company or Related Corporation is terminated during the Transition Period by the Company or Related Corporation Without Cause, or by the Executive for Good Reason during the Transition Period or in the event the Executive terminates his employment for any reason during the First Window Period or the Second Window Period, the Executive shall be entitled to the following payments and other benefits:

               (i) A cash payment in an amount equal to the sum of (a) the Executive's accrued and unpaid base salary, car allowance and Christmas bonus as the date of termination plus (b) his accrued and unpaid bonus, if any, for the prior fiscal year plus (c) a percentage of the year worked times the Bonus for the current year. This amount shall be paid on the date of the Executive's termination of employment.

               (ii) A cash payment in an amount equal to two  and
     nine-tenths  (2.9) times the Executive's Annual  Pay.   This
     amount shall be paid in accordance with Section 2(c) hereof.

               (iii) A cash payment in an amount equal to the Executive's unvested account balance under the Company's or Related Corporation's 401(k) Savings Plan and 401(k) Wrap Plan. This amount shall be paid in accordance with Section 2(c) hereof.

               (iv) Executive and his eligible dependents shall be entitled for a period of two (2) years following his date of termination of employment to continued coverage, at the same premium rate charged when actively employed, under the Company's or any Related Corporation's group health, dental, long-term disability, Exec-U-Care Medical Reimbursement Insurance Plan and life insurance as in effect from time to time (but not any other welfare benefit plans or any retirement plans); provided that coverage under any particular benefit plan shall expire with respect to the period after the Executive becomes covered under another employer's plan providing for a similar type of benefit. In the event the Company or Related Corporation is unable to provide such coverage on account of any limitations under the terms of any applicable contract with an insurance carrier or third party administrator, the Company or Related Corporation shall pay the Executive an amount equal to the cost of such coverage.

               (v) All of the Executive's unvested options, if any, to purchase shares of the Company's or its Affiliate's common stock or other equity interests in the Company or such Affiliate shall be automatically vested on a Change in Control (as defined in the 1992 Incentive and Nonstatutory Option Plan). The Company shall promptly cause such Award Agreements to be amended as necessary to provide for such accelerated vesting. In the event of any conflict between this provision and the provisions of any stock option or similar award agreements entered into before or after the effective date of this Agreement, the foregoing provision shall control.

          (b) No Duplication; Other Severance Pay. There shall be no duplication of severance pay in any manner. In this regard, the Executive shall not be entitled to termination payments hereunder for more than one position with the Company and its Affiliates. If the Executive is entitled to any notice or payment in lieu of any notice of termination of employment required by Federal, state or local law, including but not limited to the Worker Adjustment and Restraining Notification Act, the severance compensation to which the Executive would otherwise be entitled under this Agreement shall be reduced by the amount of any such payment, in lieu of notice. If Executive is entitled to any severance or termination payments under any employment or other agreement with the Company or any of its Affiliates, the severance compensation to which Executive would otherwise be entitled under this Agreement shall be reduced by the amount of such payment. Except as set forth above, the foregoing payments and benefits shall be in addition to and not in lieu of any payments or benefits to which the Executive and his dependents may otherwise be entitled to under the Company's or Related Corporation's compensation and employee benefit plans. Nothing herein shall be deemed to restrict the right of the
Company or Related Corporation from amending or terminating any such plan in a manner generally applicable to similarly situated active employees of the Company and its Affiliates, in which event the Executive shall be entitled to participate on the same basis (including payment of applicable contributions) as similarly situated active executives of the Company and its Affiliates.

          (c) Mutual Release. Termination Pay shall be conditioned upon the execution by the Executive and the Company of a valid mutual release, in the form attached hereto as Exhibit A, pursuant to which the Executive and the Company shall each mutually release each other, to the maximum extent permitted by law, from any and all claims either party may have against the other as of the date of termination that relate to or arise out of the employment or termination of employment of the Executive, except such claims arising under this Agreement, any employee benefit plan, or any other written plan or agreement (a "Mutual Release"). The full amount of Termination Pay shall be paid in a lump sum in cash to the Executive within ten (10) days following receipt by the Company of a Mutual Release which is properly executed by the Executive; provided, however, that in the event applicable law allows the Executive to revoke the Mutual Release for a period of time, and the Mutual Release is not revoked during such period, the full amount of Termination Pay shall be paid to the Executive following the expiration of such period.

     3.    Split-Dollar Life Insurance.  (Applicable only for  S.
M. Stubbs, Jr., and Charles Roberston.) In the event that the Executive's employment with the Company or Related Corporation is terminated by the Company or Related Corporation Without Cause or by the Executive for Good Reason during the Transition Period, or in the event the Executive terminates employment for any reason during the First Window Period or the Second Window Period, the Company shall fulfill its funding obligations under the Split Dollar Agreement dated March 2, 1995 by placing in trust or escrow an amount sufficient to satisfy its policy premium obligations under such Split Dollar Agreement. The Company shall cause such necessary amendments to the Split Dollar Agreement to be made.

          4. Additional Change in Control Benefits. Except to the extent released under the terms of the Mutual Release, Executive shall be entitled to such additional change in control benefits as are provided under the Frozen Food Express Industries, Inc. 1992 Incentive and Nonstatutory Option Plan, the FFE Transportation Services, Inc. Supplemental Executive Retirement Plan, the FFE Transportation Services, Inc. 1999 Executive Bonus and Phantom Stock Plan [alternative if applicable: Management Phantom Stock Plan], the FFE Transportation Services, Inc. 1994 Incentive Bonus Plan, and the 1996 FFE Transportation Services, Inc. 401(k) Wrap Plan, as approved and adopted by the Board.

          5.   Excise Taxes.

          (a) Gross-Up Payment. Anything in this Agreement to the contrary notwithstanding and except as set forth below, if it is determined that any payment or distribution (a "Payment") by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise) including, without limitation, vesting of options, would be subject to the excise tax imposed by
Section 4999 of the Code, or if any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, being hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount sufficient to pay all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment.

          (b) Calculation of Gross-Up Payment. Subject to the provisions of paragraph (c) of this Section 5, all determinations required to be made under this Section 5, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be used in arriving at such determination, shall be made by a certified public accounting firm selected by the Company and reasonably acceptable to the Executive (the "Accounting Firm"), which shall be retained to provide detailed supporting calculations both to the Company and the Executive. If the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Executive shall have the right to appoint
another  nationally  recognized  accounting  firm  to  make   the
determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be paid solely by the
Company.   Any Gross-Up Payment, as determined pursuant  to  this
Section  5, shall be paid by the Company to the Executive  within
five   (5)   days  of  the  receipt  of  the  Accounting   Firm's
determination. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the
time   of  the  initial  determination  by  the  Accounting  Firm hereunder,  it  is possible that Gross-Up Payments  which  should
have   been  made  will  not  have  been  made  by  the   Company
("Underpayment"), consistent with the calculations required to be made hereunder. If the Company exhausts its remedies pursuant to paragraph (c) of this Section 5 and the Executive thereafter is required to pay an Excise Tax in an amount that exceeds the Gross-Up Payment received by the Executive, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be paid by the Company to or for the benefit of the Executive.

          (c) Contested Taxes. The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would result in an Underpayment. Such notification shall be given as soon as practicable but not later than ten (10) business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid or appealed. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

               (i) give the Company any information reasonably requested by the Company relating to such claim,

               (ii) take such action in connection with contesting such claims as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

               (iii) cooperate with the Company in good faith in order to effectively contest such claim, and

               (iv) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this paragraph (c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or to contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis, and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or indemnity and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to the amount of the Gross-Up Payment, and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

          (d) Refunds. If, after the receipt by the Executive of an amount advanced by the Company pursuant to this Section 5, the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto).

     6.       Legal  Fees.    The  Company  shall  reimburse  the
Executive for all legal fees and other costs incurred in enforcing this Agreement.

           7.     Certain Covenants by the Executive.

          (a) Covenant Not to Compete. [This provisions will be modified for Steve McKenney] For the consideration described in this Agreement to be paid to Executive, Executive agrees that during the term of his employment with the Company or Related Corporation and for a period of one (1) year following the close of business on the date of the termination his of employment he will not (except as a consultant to the Company or an Affiliate), jointly or independently, directly or indirectly, engage in and/or participate in the cold-storage warehousing business or the motor carrier business for transportation of dry (non-perishable and non-temperature controlled), perishable and/or temperature controlled truckload, less-than-truckload ("LTL") and/or distribution shipments rated as LTL shipments or distribution shipments, respectively, according to the provisions of tariffs and shipper contracts to which the Company or an Affiliate is a party, either as a common motor carrier, contract motor carrier, freight transportation broker, third-party logistics provider or otherwise, in interstate commerce, in intrastate commerce and/or in international commerce (the "Competing Business") within the forty-eight (48) contiguous states of the continental United States. It is recognized and agreed that Executive has conducted motor carrier operations in interstate commerce, in intrastate commerce and in international commerce for several years and has accumulated expertise and familiarity with operations involving the Competing Business on a national and international basis. Executive further agrees, acknowledges and solemnly declares that he has appreciable knowledge, experience and expertise in the motor freight business, the freight transportation broker business and the third-party logistics provider business, and that his being in competition with the Company or any Affiliate would be extremely detrimental to the Company or the Affiliate, and accordingly, Executive covenants, warrants and agrees that during the term of his employment and during the one (1) year period described herein, he will not, jointly or independently, directly or indirectly, take or permit to be taken on his behalf any action making use of such expertise, knowledge or information in a Competing Business (provided that the Executive shall not be restricted hereby from owning or acquiring 5% or less of the outstanding voting securities of a public company that engages in such business), provided that, the foregoing restriction will terminate immediately if the Executive's employment with the Company or Related Corporation is terminated by the Company or the Related Corporation Without Cause or by the Executive for Good Reason. The foregoing provision is not intended to override, supersede, reduce, modify or affect in any manner any other noncompetition covenant or agreement entered into between Executive and the Company or any of its Affiliates. Any such covenant or agreement shall remain in full force and effect in accordance with its terms. Executive agrees that at any time during the non-competition period he will not, without the prior written consent of the Company:

          (i)  request  or advise any customer or client  of  the
               Company or of any Affiliate (including but not limited to any customers or clients of the Company or of any Affiliate who are shippers, receivers, freight transportation brokers or third-party logistics providers) having or expected to have business dealings with the Company or any Affiliate pertaining to the Competing Business to withdraw, curtail or cancel such business or business dealings, or to take any business to a competitor of the Company or any Affiliate; or

          (ii) provide any person a partial or complete list, whether orally or in writing, of customers having business dealings with the Company or any Affiliate pertaining to the Competing Business or who are known to him to have had business dealings with the Company or the Affiliate pertaining to the Competing Business.

          (b) Protection of Confidential Information. The Executive agrees that he will not at any time during or following his employment by the Company or Related Corporation, without the Company's or Related Corporation's prior written consent, divulge any Confidential Information to any other person or entity or use any Confidential Information for his own benefit. Upon termination of employment, for any reason whatsoever, regardless of whether either party may be at fault, the Executive will return to the Company or Related Corporation all physical Confidential Information in the Executive's possession.

          (c) Non-Solicitation of Employees. The Executive agrees, for so long as the Executive remains employed by the Company or Related Corporation, and for a period of two years following termination of the Executive's employment, that the Executive shall not, either for the Executive's own account, or on behalf of any other person or entity, solicit, suggest or request that any other person employed by the Company or one of the Affiliates leave such employment for the purpose of becoming employed by the Executive or any other person or entity, or in any way violate any agreement between the Company or the Affiliate and such person.

          (d) Extent of Restrictions. If the scope of any restriction contained in this non-competition agreement is found by any Court of competent jurisdiction to be too broad to permit enforcement of such restriction to its full extent, then such restriction shall be enforced to the maximum extent permitted by law, and Executive agrees and consents that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction. Executive acknowledges that any breach of the agreements contained in this non-competition agreement would cause irreparable injury to the Company and/or a Related Corporation and that the remedy at law for any breach would be inadequate, and agrees and consents that temporary and injunctive relief may be granted in any proceeding which may be brought to enforce any provision of this non-competition agreement without the necessity of proof of actual damages. Executive hereby acknowledges that the Company or Related Corporation would be entitled to enforce all of the agreements and covenants contained in this non-competition agreement for the Company or a Related Corporation's own benefit or for the benefit of any of the Affiliates. Nothing contained in this non-competition agreement shall prevent the Company or a Related Corporation or any Affiliates from bringing an action at law and recovering actual damages to the extent the same are provable, as all remedies herein granted shall each be independent causes of action. The invalidity of any provision of this Agreement or of this non-competition agreement shall not affect the validity of any other provisions of this non-competition agreement. "Affiliate" for purposes of this Section 7 shall mean the Company and all of its present or future direct and indirect subsidiaries. For purposes of this Section 7 "Person" includes individuals, firms, partnerships, associations, corporations, companies, entities, enterprises, joint ventures and any other business organizations.

     8. Joinder for Limited Purposes. For purposes under Sections 2, 3, 4, 5 and 6 the term "Company" shall also include "Related Corporations" who will be jointly and severally liable for the obligations under such provisions of this Agreement.

     9.   Tax Withholdings.   Each payment to the Executive under
this Agreement will be subject to the withholding of all taxes imposed on Executive with respect to such payment and required by applicable law to be withheld by the Company.

     10. Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect.

     11.   Successors.  This Agreement shall be binding upon  and
inure  to  the  benefit of the Company and any successor  of  the
Company. The Company and any Related Corporation will require any successor to all or substantially all of the business and/or assets of the Company or any Related Corporation, as the case may be to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company or any Related Corporation would be required to perform if no succession had taken place.

     12. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. This Agreement may not be modified in any manner except by a written instrument signed by both the Company and the Executive.

     13.   Notices.   Any  notice required under  this  Agreement
shall be in writing and shall be delivered by certified mail return receipt requested to each of the parties as follows:

          To the Executive:

          ........................
          ........................
          ........................
          ........................

          To the Company:

          Frozen Food Express Industries, Inc.
          1145 Empire Central Place
          Dallas, Texas 75247-4309
          Attention:..........................

     14. Governing Law. The provisions of this Agreement shall be construed in accordance of the laws of the State of Texas, except to the extent preempted by ERISA or other federal laws, as applicable, without reference to the conflicts of laws provisions thereof.


     IN WITNESS WHEREOF, the Executive and the Company have executed this Agreement as of the date and year first above written and the Related Corporations join for the purposes specified in Section 8.

                              COMPANY

                              FROZEN FOOD EXPRESS INDUSTRIES, INC.
                              By: ................................
                              Its:................................


                              RELATED CORPORATIONS

                              FFE, INC.
                              By: ..............................
                              Its:..............................


                              FFE TRANSPORTATION SERVICES, INC.
                              By: .............................
                              Its:.............................

                              EXECUTIVE
                              .................................